UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2015

MASSIVE INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56th Floor, 10 Lower Thames Street London EC3R 6AF, United Kingdom
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2015, the Board of Directors of Massive Interactive, Inc. (the “Company”) approved and adopted the 2015 Omnibus Stock Incentive Plan, or 2015 Plan.  The 2015 Plan provides for the grant of restricted stock, stock options, stock appreciation rights, and other stock-based awards to, among others, the officers, directors, employees and consultants of the Company and any subsidiary.  The 2015 Plan will continue in effect for 10 years unless sooner terminated.

Administration

The 2015 Plan will be administered by our Board of Directors or a committee designated by the Board. With respect to grants of awards to our officers or directors, the 2015 Plan is administered by the Board or a designated committee in a manner that permits such grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Grants of awards to covered employees as defined under Section 162(m) of the Internal Revenue Code, or the Code, will be made only by a committee composed solely of two or more directors eligible to serve on a committee making awards. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2015 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, up to 40,730,782 shares of our common stock may be issued under the 2015 Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2015 Plan may not receive options or stock appreciation rights with respect to more than 20,000,000 shares of common stock in any year. Any shares covered by an award which is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2015 Plan, except that the maximum aggregate number of shares which may be issued pursuant to the exercise of incentive stock options may not exceed 40,730,782 shares.  Shares that actually have been issued under the 2015 Plan pursuant to an award shall not be returned to the 2015 Plan and shall not become available for future issuance under the 2015 Plan other than unvested shares that are forfeited or repurchased by us. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of common stock which we were entitled to issue upon such exercise or on the exercise of any related option. Shares of common stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2015 Plan.

Eligibility and Types of Awards

The 2015 Plan permits us to grant stock awards, including stock options and stock appreciation rights, to our employees, directors, and consultants.

Restricted Stock

Restricted stock awards are awards of shares of our common stock that vest in accordance with established terms and conditions. The Board or committee thereof sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, us.

Except as otherwise provided in an award agreement, any participant that is granted restricted stock will not have any rights of a stockholder with respect to those shares (including the right to vote or receive dividends and other distributions paid or made with respect thereto), nor shall cash dividends or dividend equivalents accrue or be paid in respect of any unvested award of restricted stock, unless and until such shares vest.

Performance-Based Awards.

The plan administrator may determine to grant one or more awards intended to qualify as performance-based compensation under Section 162(m) of the Code.  The granting and/or vesting of awards under the 2015 Plan may be made, in the discretion of the plan administrator, subject to the achievement of performance criteria as the plan administrator determines.  The performance criteria the plan administrator establishes may be based on any one of, or combination of, the following criteria: increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance the plan administrator selects.

Following the completion of each time period during which specified performance criteria and/or continued status as an employee, director or consultant must be met, or the performance period, the plan administrator will determine whether the applicable performance criteria have been achieved.  A participant will be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation for a performance period only if the performance criteria for such performance period are achieved.  In determining the amounts earned by a participant pursuant to an award intended to qualify as performance-based compensation, the plan administrator will have the right to (A) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the plan administrator deems relevant to the assessment of individual or corporate performance for the performance period, (B) determine what actual award, if any, will be paid in the event of specified corporate transactions or in the event of a termination of employment following a specified corporate transaction prior to the end of the performance period, and (C) determine what actual award, if any, will be paid in the event of a termination of employment other than as the result of a participant’s death or disability prior to a specified corporate transaction and prior to the end of the performance period to the extent an actual award would have otherwise been achieved had the participant remained employed through the end of the performance period.

To the extent that the plan administrator determines as of the date of grant of an award that (A) the award is intended to qualify as performance-based compensation, and (B) the award is not exempt from the application of Section 162(m) of the Code, such award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

Stock Options

A stock option may be an incentive stock option, within the meaning of Section 422 of the Code, or a nonstatutory stock option. However, to qualify as an incentive stock option, we must obtain stockholder approval of the 2015 Plan within one year of its adoption, and we do not expect to seek such approval.  If we do seek and obtain stockholder approval of the 2015 Plan within one year of its adoption, only employees may be granted incentive stock options.

Stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2015 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2015 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with us, for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of its affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) surrender of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2015 Plan), (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2015 Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2015 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a stock appreciation right. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares which would otherwise be issuable.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2015 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a non-qualified stock option immediately prior to such surrender.

Restricted Stock Units

A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The Board or committee thereof sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2015 Plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the corporate transaction.

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2015 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2015 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction, shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the 2015 Plan, except that it may not amend the 2015 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the 2015 Plan without our shareholders’ approval if such approval is then required pursuant to Section 422 of the Code, the regulations promulgated thereunder, or the rules of any stock exchange or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding or selling shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts, including salary, payable to the participant, (d) delivering to the Company already-owned shares, provided the delivery of such shares will not result in adverse accounting consequences; and/or (e) any other method set forth in the award agreement.

The description of the 2015 Plan is qualified in its entirety by reference to the terms of the 2015 Plan, which is filed as Exhibit 10.67 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.34	2015 Omnibus Stock Incentive Plan
10.35	Form of Restricted Stock Award Agreement under the 2015 Omnibus Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MASSIVE INTERACTIVE, INC.

Date: April 23, 2015	/s/ Ron Downey
	Name:	Ron Downey
	Title:	Chairman of the Board of Directors and Chief Executive Officer